A.C. Simmonds and Sons Inc 10-Q

Exhibit 10.7

MASTER LICENCE AGREEMENT

THIS AGREEMENT made the 16th day of April, 2014,

BETWEEN:

DONALD MEADE, an individual residing at the Town of Barrie, Province of Ontario (hereinafter called “Donald”)

-and-

RX100 Inc. a corporation incorporated pursuant to the laws of the Province of Ontario and any and all related companies (hereinafter called “RX”)

-and-

BLVD HOLDINGS INC. a corporation incorporated pursuant to the laws of the State of Nevada (hereinafter called “the Licensee”)

WHEREAS Donald is the owner of certain patented and non-patented technology and knowhow relating to insect & mold/prevention remediation encompassed in the RX100TM product line (“Licenced Product”);

AND WHEREAS Donald desires to grant an exclusive, perpetual Licence to the Licenced Product and its derivatives to the Licensee in exchange for the consideration set out herein;

NOW THEREFORE THIS AGREEMENT WITNESSES the parties hereto agree as follows:

ARTICLE 1 - INTERPRETATION

1.01	Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

(a)	“Agreement” means this agreement and all amendments made hereto by written agreement between the parties names above;

(b)	“Business Day” means a day other than a Saturday, Sunday or statutory holiday in Ontario;

(c)	“Closing” “Closing Date” and “Time of Closing” means the date on which the Consideration Shares, defined below, are issued and delivered to Donald or such other date as may be agreed to in writing between the Vendor and the Purchaser;

(d)	“Licence” as defined at Section 6.03;

(e)	“Licenced Product” means Rx100 Product lines and all other related products and derivatives for detecting and stopping mold at the source and insects;

(f)	“Parties” means RX, Licensee and Donald;

(g)	“Patents” means any patents that issue naming the Vendor as Inventor with claims directed to Licenced Product;

(h)	“Revenues” means all revenues from the sale of Licenced Products;

(i)	“Territory” means worldwide; and,

(j)	“Vendor” means Donald and RX.

1.02	Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof’, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.03	Extended Meanings

In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.04	Currency

All references to currency herein are to lawful money of Canada unless otherwise specified.

ARTICLE 2 - CONSIDERATION

2.01                     Upon Closing, the Licensee shall issue to the Vendor 1,100,000 common shares of the Licensee (“Consideration Shares”). The parties agree that the Licensee shall hold the Consideration Shares in escrow for six (6) months following issuance to Vendor as security for the covenants made by the Vendor under this Agreement. The Consideration Shares may further be subject to further regulatory escrow or hold as may be required by securities regulators and subject to liquidity in market. Following the six (6) month hold and such further regulatory hold as may be required by law, the Consideration Shares shall be delivered to the Vendor.

2.02                     The Licensee shall further pay a royalty of 7% to the Vendor of all Revenues generated by the sale of the Licenced products in perpetuity.

2.03                     In consideration for the foregoing, the Vendor hereby agrees to irrevocably grant the Licence to the Licensee.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.01	Vendor’s Representations and Warranties

Each Vendor represents and warrants to the Licensee, which representations and warranties shall survive Closing, that:

(a)	the Vendor is the legal, beneficial and registered owner of the Licenced Product and Patents and said Licenced Product and Patents, technical knowhow, trade and industrial secrets are and shall remain free and clear of all liens, charges, claims, debts, liabilities or encumbrances and any other rights of others that would interfere with the sale, production and marketing of the Licenced Product;

(b)	there are no third-party rights or agreements that may encumber the Licencee’ s first priority security interest in the Consideration Shares;

(c)	there are no outstanding orders, notices or similar requirements relating to the Vendor or any member thereof issued by any building, environmental, fire, health, labour or police authorities or from any other federal, provincial or municipal authority and there are no matters under discussion with any such authorities relating to orders, notices or similar requirements;

(d)	no member of the Vendor is a party to any contract or commitment outside the usual and ordinary course of business; and none is a party to or bound by any contract or commitment to pay any royalty, licence fee or management fee;

(e)	there are no actions, suits or proceedings (whether or not purportedly on behalf of the Vendor or any member thereof) pending or threatened against or materially adversely affecting, or which could materially adversely affect, the Vendor, the Licensee or any member thereof or the Licensee’s interest in the Licenced Product;

(f)	all trademarks, trade names, patents and copyrights, both domestic and foreign, related to, used in or required for the proper carrying on of the Licence are legally, validly and beneficially owned by the Vendor or any member thereof with the sole and exclusive right to use the same and are in good standing and duly registered in all appropriate offices to preserve the right thereof and thereto, and none are beneficially owned directly or indirectly by either of the Vendors or related persons;

(g)	the conduct of the Vendor or any member thereof does not infringe upon the trademarks, trade names, patents or copyrights, domestic or foreign, of any other person; and,

The covenants of the Vendor set forth in this Agreement shall survive the completion of this agreement herein provided for and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Vendor in accordance with the terms thereof

3.02	Licensee’s Representations and Warranties

The Licensee represents and warrants to the Vendor, which representations and warranties shall survive Closing after one year, that:

(a)	the Licensee is a corporation duly incorporated, organized and subsisting under the laws of the State of Nevada; and,

(b)	the Licensee has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by the Licensee contemplated hereby.

ARTICLE 4 - COVENANTS

4.01	Taxes

The Licensee does not assume and shall not be liable for any taxes under the Income Tax Act (Canada) or any other taxes whatsoever which may be or become payable by the Vendor including, without limiting the generality of the foregoing, any taxes resulting from or arising as a consequence of this agreement by the Vendor to the Licensee of the Shares herein contemplated, and the Vendor shall indemnify and save harmless the Licensee from and against all such taxes.

4.02	Covenants of the Vendor

(1) The Vendor shall indemnify and save harmless the Licensee or any member thereof of any claims and demands whatsoever from any third-party including, without limiting the generality of the foregoing, liabilities, claims and demands for income, sales, excise or other taxes, of or in connection with the Vendor or any member thereof existing or incurred up to and following the Closing Date which have not or do not arise in the usual and ordinary course of business of the Vendor.

(2) The Vendor shall indemnify and save harmless the Purchaser from and against all losses, damages or expenses directly or indirectly suffered by the Purchaser resulting from any breach of any covenant of the Vendor contained in this Agreement or from any inaccuracy or misrepresentation in any representation or warranty set forth in Section 3.01.

4.03	Covenants of the Licensee

(1) The Licensee shall ensure that the representations and warranties of the Licensee set out in Section 3.02 over which the Licensee has reasonable control are true and correct at the Time of Closing and that the conditions of closing for the benefit of the Vendor over which the Vendor has reasonable control have been performed or complied with by the Time of Closing.

(2) The Licensee shall indemnify and save harmless the Vendor from and against all losses, damages or expenses directly or indirectly suffered by the Vendor resulting from any breach of any covenant of the Licensee contained in this Agreement or from any inaccuracy or misrepresentation in any representation or warranty set forth in Section 3.02.

ARTICLE 5 - CONDITIONS

5.01	Conditions for the Benefit of the Licensee

(1)        The closing of the transactions contemplated herein is subject to the following conditions which are for the exclusive benefit of the Licensee to be performed or complied with at or prior to the Closing Date:

(a)	the representations and warranties of the Vendor set forth in Section 3.01 shall be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

(b)	the Vendor shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Vendor at or prior to the Time of Closing;

(c)	the Vendor and all directors, officers of the Vendor or any member thereof shall release the Licensee or any member thereof from any and all possible claims against the Vendor or any member thereof arising from any act, matter or thing arising at or prior to the Time of Closing;

(d)	there shall be a comprehensive pro forma non-competition agreement with objectively reasonable terms entered into between the Licensee, the Vendor or any member thereof preventing the Vendor from competing, detracting or undermining the Licencee’s rights and interests in the Licenced Product;

(e)	In case any term or covenant of the Vendor or condition to be performed or complied with for the benefit of the Licensee at or prior to the Time of Closing shall not have been performed or complied with at or prior to the Time of Closing, the Licensee may, without limiting any other right that the Licensee may have, at its sole option:

(i)	rescind this Agreement by notice to the Vendor, and in such event the Licensee shall be released from all obligations hereunder at which time the Vendor agrees to pledge and assign its Consideration Shares back to the Licensee; or

(ii)	waive compliance with any such term, covenant or condition in whole or in part on such terms as may be agreed upon without prejudice to any of its rights of rescission in the event of non-performance of any other term, covenant or condition in whole or in part.

(2)        The Vendor shall indemnify and save harmless the Licensee from and against any liabilities whatsoever arising from any breach of this Agreement. The Vendor agrees to grant a first priority security interest to the Licensee with respect to the Consideration Shares and this Agreement shall constitute a security agreement for the purposes of the Licensee perfecting its security interest in the Consideration Shares. The Vendor further pledges and agrees to surrender and assign all Consideration Shares to the Licensee in the event the Vendor commits any breach of this Agreement.

5.02	Conditions for the Benefit of the Vendor

(1)          The Licence granted by the Vendor and the purchase by the Licensee is subject to the following conditions which are for the exclusive benefit of the Vendor to be performed or complied with at or prior to the Time of Closing:

(a)	the representations and warranties of the Licensee set forth in Section 3.02 shall be true and correct at the Time of Closing with the same force and effect as if made at and as of such time;

(b)	the Licensee shall have performed or complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Licensee at or prior to the Time of Closing;

(c)	Donald shall be entitled to enter into an employment contract with the Licensee on terms reasonable in the industry, including the usual car allowances, benefits, non-competition and non-solicitation provisions, and Donald’s title and starting salary shall be reached as set out below:

Name	Position	Annual Base Salary Term
Donald Meade	President of RX100 Remedy Inc. $120,000	3 years

ARTICLE 6 - GENERAL

6.01	Further Assurances

Each of the Vendor and the Licensee shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Closing Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

6.02	Term and Termination

The term of this Agreement will commence on the Closing Date and shall continue in perpetuity.

6.03	Licence

Subject to the consideration agreed to above, the Licence granted under this agreement is a complete assignment and transfer from the Vendor to the Licensee of any and all rights, royalties, profits, revenues, use, enjoyment, patents, knowhow, trade secret, import, export, manufacture, distribution, market, sale, control of the Licenced Product throughout the Territory.

6.04	Patent and Patent Infringement

a)	In the event that a third party is infringing upon the Patents, the Licensee shall have the right to enforce such Patents against such third party including the commencement of legal proceedings. Should the Licensee commence legal proceedings to enforce the Patents, it shall be entitled to add the Vendor as parties to such a proceeding. The Vendor shall also be entitled to retain their share of any funds received as a result of the settlement or judgment of such legal proceeding.

b)	The Parties may also agree to jointly pursue infringers. After payment to the Parties of their respective costs and fees (including without limitation reasonable attorney’s fees) incurred in prosecuting any such actions, the net funds obtained as a result of settlement or judgment of any such jointly-prosecuted action shall be divided in the proportion to the amount of legal fees and costs incurred by the Parties in the prosecution of such actions. If the recovered funds are insufficient to pay all such costs and fees then all of the funds shall be paid to the Parties in such proportion as the fees and costs incurred by the Parties in prosecuting the legal action.

c)	The Licensee shall be responsible for prosecuting, defending and maintaining the Patents but the Vendor agrees to indemnify the Licensee for costs arising from same.

d)	If the Vendor make an invention, during the term of this Agreement, that leads to the issuance of a patent or any patent containing claims directed to the Licenced product for, such patents shall be included in the definition of Patent and shall be subject to the terms of this Agreement.

6.05	Time of the Essence

Time shall be of the essence of this Agreement.

6.06	Commissions

The Vendor shall indemnify and save harmless the Licensee from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any person in respect to this agreement, whether such person purports to act or have acted for the Vendor or the Licensee in connection with this agreement.

6.07	Legal Fees

Each of the parties hereto shall pay their respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

6.08	Public Announcements

No public announcement or press release concerning this agreement shall be made by the Vendor or the Licensee without the prior consent and joint approval of the Vendor and the Licensee.

6.09	Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.

6.10	Entire Agreement

Subject to the non-competition agreement and employment contract contemplated in this agreement and to be entered into by the parties at a later date, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements, written or otherwise, between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

6.11	Amendments and Waiver

No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

6.12	Assignment

This Agreement may not be assigned by the Vendor without the written consent of the Licensee but may be assigned by the Licensee without the consent of the Vendor to an affiliate of the Licensee, provided that such affiliate enters into a written agreement with the Vendor to be bound by the provisions of this Agreement in all respects and to the same extent as the Licensee is bound and provided that the Licensee shall continue to be bound by all the obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such affiliate fails to do so.

6.13	Notices

Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

To the Vendor:

303-336 Yonge
Barrie, Ontario L4N 4C8
Attention: Donald Meade

To the Licensee:

3565 King Road, Unit 102
King City, ON L7B 1M3
[Fax No.]: 905-833-9847

__________ Attention:

Carrie Weiler

or to such other address, individual or electronic communication number as may be designated by notice given by either party to the other. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the 5th Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.

6.14	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

6.15	Attornment

For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have jurisdiction to entertain any action arising under this Agreement. The Vendor and the Licensee each hereby attorns to the jurisdiction of the courts of the Province of Ontario.

IN WITNESS WHEREOF the parties have executed this Agreement SIGNED, SEALED AND DELIVERED

In the presence of:

/s/ Carrie Weiler	/s/ Donald Meade	April 16, 2014
Witness	DONALD MEADE

/s/ Carrie Weiler	/s/ Donald Meade	April 16, 2014
Witness	RX100 INC.
I have authority to bind the corporation

/s/ Carrie Weiler	/s/ John G. Simmonds	April 16, 2014
Witness	BLVD HOLDINGS, INC.
I have authority to bind the corporation